EXHIBIT 10.1

                                 ZONE4PLAY INC.

                                OPTION AGREEMENT

                       MADE AS OF THE 3 DAY OF APRIL, 2006

BETWEEN:               ZONE 4 PLAY INC.

                       A company incorporated in Nevada

                       Address: 103 Foulk Road, Wilmington, Delaware

                       (Hereinafter the "COMPANY")

                                                                 ON THE ONE PART

AND:                   Name: Citron Investments Ltd

                       I.D. No._______________

                       Address: 4 Ovadia St. Ramat Gan, Israel

                       (Hereinafter the "OPTIONEE")

                                                               ON THE OTHER PART

WHEREAS On November 23, 2004, the Company duly adopted and the Board approved the 2004 Global Share Option Plan (the "PLAN"), and Appendix A - Israel to the Plan (the "ISRAELI APPENDIX"), forming an integral part of the Plan, a copy of which is attached as EXHIBIT A hereto; and -

WHEREAS the Company has decided to grant Options to purchase Shares of the Company to the Optionee, and the Optionee has agreed to such grant, subject to the terms provided herein;


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NOW, THEREFORE, it is agreed as follows:

1.   PREAMBLE AND DEFINITIONS

     1.1  The preamble to this agreement constitutes an integral part hereof.

     1.2 Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Company's Global Share Option Plan (the "Plan").

2.   GRANT OF OPTIONS

     2.1 The Company hereby grants to the Optionee the number of Options as set forth in EXHIBIT B hereto, each Option shall be exercisable for one Share, upon payment of the Purchase Price as set forth in EXHIBIT B, subject to the terms and the conditions as set forth herein.

     2.2 The Optionee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.   PERIOD OF OPTION AND CONDITIONS OF EXERCISE

     3.1 The terms of this Option Agreement shall commence on the Date of Grant and terminate at the Expiration Date, or at the time at which the Option expires pursuant to this Option Agreement.

     3.2 Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

4.   ADJUSTMENTS

     Notwithstanding anything to the contrary in Section 7.1 of the Plan and in addition thereto, if in any such Transaction as described in Section 7.1 of the Plan, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute the Options, the Vesting Dates shall be accelerated so that any unvested Option shall be immediately vested in full as of the date which is ten (10) days prior to the effective date of the Transaction, and the Committee shall notify the Optionee that the unexercised Options are fully exercisable for a period of ten (10) days from the date of such notice, and that any unexercised Options shall terminate upon the expiration of such period.

     If the Successor Company (or parent or subsidiary of the Successor Company) agrees to assume or substitute the Options and Optionee's employment with the Successor Company is terminated by the Successor Company without "Cause" within one year of the closing of such Transaction, the Vesting Dates shall be accelerated so that any unvested portion of the substituted Option shall be immediately vested in full as of the date of such termination without Cause.


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5.   VESTING; PERIOD OF EXERCISE

     Subject to the provisions of the Plan, Options shall vest and become exercisable according to the Vesting Dates set forth IN EXHIBIT B hereto, provided that the Optionee is an Employee of, or providing services to, the Company and/or its Affiliates on the applicable Vesting Date.

     All unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date, as described in Section
     8.2 of the Plan.

6.   EXERCISE OF OPTIONS

     6.1  Options may be exercised in accordance with the provisions of Section
          8.1 of the Plan. The Purchase Price shall be payable upon the exercise of an Option in accordance with Section 6.2 of the Plan.

     6.2 In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company's incorporation documents. The Optionee further agrees that in the event that the Company and its counsel deem it necessary or advisable, in their sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgments by the Optionee.

     6.3 The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

7.   RESTRICTIONS ON TRANSFER OF OPTIONS AND SHARES

     7.1 The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the Plan, in the Company's incorporation documents, in any shareholders' agreement to which the holders of common stock of the Company are bound or in any applicable law including securities law of any jurisdiction.

     7.2 The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

     7.3 The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee's rights according to this Option Agreement).


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8.   TAXES; INDEMNIFICATION

     8.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     8.2 The Optionee will not be entitled to receive from the Company any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee's tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options. For the avoidance of doubt, the Company shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

     8.3 The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

9.   MISCELLANEOUS

     9.1 NO OBLIGATION TO EXERCISE OPTIONS. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

     9.2 CONFIDENTIALITY. The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

     9.3 CONTINUATION OF EMPLOYMENT OR SERVICE. Nothing in the Plan, and this Option Agreement shall be construed as imposing any obligation on the Company or an Affiliate to continue the Optionee's employment or service and nothing in the Plan or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

     9.4 ENTIRE AGREEMENT. Subject to the provisions of the Plan, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.

     9.5 FAILURE TO ENFORCE - NOT A WAIVER. The failure of any party to enforce at any time any provisions of this Option Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.


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     9.6  BINDING EFFECT. The Plan, and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

     9.7 NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee's address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated above.

Company's Signature:

Name: Uri Levy

Position: CFO

Signature: /s/ Uri Levy

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and accept the Options subject to all of the terms and provisions thereof. I have reviewed the Plan and this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I agree to notify the Company upon any change in the residence address indicated above.





       4.3.2006                          /s/ Shimon Citron
       --------                          -----------------
       Date                              Optionee's Signature


ATTACHMENTS: EXHIBIT A: ZONE4PLAY INC. 2004 GLOBAL SHARE OPTION PLAN

             EXHIBIT B: TERMS OF THE OPTION


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                                    EXHIBIT B

                               TERMS OF THE OPTION

Name of the Optionee:                              Citron Investments Ltd.

Date of Grant:                                     April 3, 2006

Designation:

1.   Number of Options granted:                    1,863,000

2.   Purchase Price:                               $1.15

3.   Vesting Dates:                                See below


               NUMBER OF OPTIONS                   VESTING DATE
               -----------------                   ------------

               1,500,750                           July 1, 2006
               155,250                             October 1, 2006
               155,250                             January 1, 2007
               51,750                              April 1, 2007

4.   Expiration Date:                              April 3, 2016

/s/ Shimon Citron                                  /s/ Uri Levy
-----------------                                  ------------
Citron Investments Ltd.                            Zone 4 Play, Inc.
By: Shimon Citron                                  By: Uri Levy